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                                                                    EXHIBIT 11.1
                                  HEARTSTREAM, INC.
                            (A DEVELOPMENT STAGE COMPANY)
                          COMPUTATION OF NET LOSS PER SHARE

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                                                                   Three Months Ended June 30,      Six Months Ended June 30,
                                                                   ---------------------------      -------------------------
                                                                      1996            1995            1996            1995
                                                                 -------------   -------------   -------------   -------------
Net loss . . . . . . . . . . . . . . . . . . . .                 $  (2,779,629)  $  (1,482,036)  $  (4,870,521)  $  (2,963,678)
                                                                 -------------   -------------   -------------   -------------
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Shares used in calculating historical net loss per
 share:
 Weighted average shares outstanding . . . . . .                    11,427,645         772,632       9,697,880         763,504
 Net effect of preferred stock issued, after giving
   effect to the conversion into stock, at less than the
   offering price during the 12 months prior to the
   Company's filing of its initial public offering,
   calculated using the treasury stock method at an
   offering price of $13 per share, and treated as
   outstanding for all periods prior to the closing
   date of the Company's initial public offering                             -       1,235,234         203,610       1,235,234
 Net effect of stock options granted or exercised at less
   than the offering price during the 12 months prior
   to the Company's filing of its initial public offering,
   calculated using the treasury stock method at an
   offering price of $13 per share, and treated as
    outstanding for all periods prior to the closing
   date of the Company's initial public offering                             -         700,657          75,094         709,690
Shares used in computation of historical net loss per
 share . . . . . . . . . . . . . . . . . . . . .                    11,427,645       2,708,523       9,976,584       2,708,428
                                                                 -------------   -------------   -------------   -------------
                                                                 -------------   -------------   -------------   -------------
Historical net loss per share. . . . . . . . . .                 $       (0.24)  $       (0.55)  $       (0.49)  $       (1.09)
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 Net loss. . . . . . . . . . . . . . . . . . . .                 $  (2,779,629)  $  (1,482,036)  $  (4,870,521)  $  (2,963,678)
                                                                 -------------   -------------   -------------   -------------
                                                                 -------------   -------------   -------------   -------------
 Shares used in calculating pro forma net loss
   per share:
   Weighted average shares outstanding . . . . .                    11,427,645         772,632       9,697,880         763,504
   Weighted average common shares giving effect to
   the conversion of preferred stock into common for
   all periods subsequent to issuance. . . . . .                             -       6,190,341       1,020,386       5,088,831
 Net effect of preferred stock issued, after giving effect to the conversion into common stock, at less than the
   offering price during the 12 months prior to the
   Company's filing of its initial public offering,
   calculated using the treasury stock method at an offering
   price of $13 per share, and treated as outstanding for all
   periods prior to issuance . . . . . . . . . .                             -               -               -         549,498
 Net effect of stock options granted or exercised at less than the offering price during the 12 months prior to the
   Company's filing of its initial public offering, calculated using the treasury stock method at an offering price of
   $13 per share, and treated as outstanding for all periods
   prior to the closing date of the Company's initial
   public offering . . . . . . . . . . . . . . .                             -         700,657          75,094         709,690
Shares used in computation of pro forma net loss
 per share . . . . . . . . . . . . . . . . . . .                    11,427,645       7,663,630      10,793,360       7,111,523
                                                                 -------------   -------------   -------------   -------------
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Pro forma net loss per share . . . . . . . . . .                 $       (0.24)  $       (0.19)  $       (0.45)  $       (0.42)
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